Exhibit 99.5

Citigroup Inc.

USD 30,600,000 1.51% Notes due 12 February 2020

under the

Programme for the issuance of Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1	Status of the Notes:	Senior

2	Currency:	United States dollars (“USD”)

3	Aggregate Nominal Amount:	USD 30,600,000

4	Issue Date:	12 February 2015

5	Issue Price:	99.98% of the Aggregate Nominal Amount

6	Specified Denominations:	USD 1,000

7	Interest Basis:	1.51% per annum Fixed Rate payable semi-annually in arrears

8	Business Day Convention:	Modified Following Business Day Convention; Business Days are Tokyo, London and New York.

9	Maturity Date:	12 February 2020

10	Redemption Amount:	Par

11	Interest Payment Dates:	12 February and 12 August in each year.

12	Fixed Interest Amount:	USD 7.55 per Specified Denomination.

13	Day Count Fraction:	30/360.

14	Form of Notes:	Global Note exchangeable for Individual Note Certificates in limited circumstances.

15	Listing:	None

16	ISIN:	XS1179295156

17	Common Code:	117929515